Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Saba Software, Inc. Amended and Restated 2000 Employee Stock Purchase Plan of our reports dated August 11, 2009, with respect to the consolidated financial statements of Saba Software, Inc. included in its Annual Report (Form 10-K) for the year ended May 31, 2009, and the effectiveness of internal control over financial reporting of Saba Software, Inc. filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Francisco, California December 18, 2009